EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Timberline Announces Release of Final EIS for Butte Highlands Gold Project

Coeur d’Alene, Idaho – December 22, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that the Montana Department of Environmental Quality (“MDEQ”) has published the Final Environmental Impact Statement (“FEIS”) for the Butte Highlands Joint Venture’s proposed underground gold mine in the Highland Mountains south of Butte, Montana.

The completion of the FEIS is a critical milestone in the process to obtain the Final Hard Rock Operating Permit (HROP) at Butte Highlands.  The FEIS completes the environmental analyses on the project through incorporation of public comments provided on the Draft EIS which was issued in October, 2013.  The FEIS incorporates mitigation responses, developed with Montana Fish, Wildlife & Parks (MFWP) and in consideration of Butte-Silver Bow County, to potential impacts to surface and groundwater in the adjacent Basin Creek and Fish Creek drainages resulting from dewatering of the proposed mine and from termination of flow to Basin Creek resulting from closure of the historic mine portal.  The complete text of the FEIS may be viewed at http://deq.mt.gov/eis.mcpx.

The DEQ anticipates issuing a Record of Decision (ROD) “in the early part of 2015 documenting its decision on the proposed mine.”  The DEQ must issue the ROD prior to the final Hard Rock Operating Permit authorizing construction and operation of the mine.

No further public comments are being accepted by the DEQ on the FEIS.

Concurrent with publishing the FEIS, the MDEQ released a proposed Non-significance Determination on Basin Creek stream flow alteration related to proposed plans to hydraulically plug the historic Highland Mine adit.  The release notes “DEQ is proposing to determine that the change in flow in Basin Creek as a result of BHJV’s plugging of the historic Highland Mine adit is nonsignificant ….”  The hydraulic plug is expected to promote environmental restoration of groundwater levels in the mine area to approximate pre-historic mining conditions and to support increased base flow in the adjacent Fish Creek to the benefit of critical fish habitat.

The MDEQ will accept public comments on this proposed Non-significance Determination for 30 days, but is not required to respond to such.  The public comment period must be completed prior to issuance of the ROD for the proposed project.

Timberline President and CEO Paul Dircksen commented, “Completion of the FEIS is the most significant milestone to-date in permitting of the Butte Highlands Mine.  We are very pleased that the MDEQ has presented reasonable mitigations to environmental issues identified in the public comment process on the Draft EIS.  With publishing of the FEIS the Final HROP is on the horizon.”

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands Gold Project where mining is expected to commence following the issuance of the final hard rock operating permit and the U.S. Forest Service approval of a road-use plan of operations for material haulage.  Timberline’s joint venture partner is funding all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.

About Timberline Resources

Timberline Resources Corporation is focused on advancing and developing its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend in Nevada.  The Company continues to advance the NI 43-101 resource of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area in addition to advancing the exploration target of 180,000 – 200,000 ounces of gold at the Windfall project area into NI 43-101 compliance.  Exploration potential across the project area is lying along three separate structural trends defined by distinct geochemical gold anomalies.  The majority of the project area has yet to be drill tested.  Historic production from heap leach mines took place at Lookout Mountain and Windfall mines, both located on the Company’s Eureka property.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

 Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted

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under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Cautionary Note

The Company clarifies that BHJV has decided to advance the Butte Highlands Gold Project into production without first establishing NI 43-101 compliant mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure associated with the Butte Highlands Project.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s expected permits and timing of permits and records of decision by the MDEQ and/or USFS at Butte Highlands, progress and timing of evaluations, including the Final EA , being done by the USFS, timing, schedule and completion of the Record of Decision, issuance of the Final Hard Rock Operating Permit, timing and remittance of the required bond at Butte Highlands, timing of the completion of the Final EA by the USFS, sufficiency of the proposed mitigation measures, the estimated timing for flow augmentation, the level of post-mining groundwater elevations and enhanced spring development to support stream flows, commencement and timing of production at Butte Highlands, use of the Highland Road for material haulage, timing and information regarding a revised schedule from MDEQ and/or USFS, and the continuation of development and funding by the Company’s JV partner at Butte Highlands. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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